RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           VESTCOM INTERNATIONAL, INC.



                  THE UNDERSIGNED, certifies that it has adopted the following restated certificate of incorporation:

                                    ARTICLE I
                                 Corporate Name

     The name of the corporation is Vestcom International, Inc. (hereinafter, the "corporation").

                                   ARTICLE II
                                     Purpose

     The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE III
                                  Capital Stock

     The corporation is authorized to issue thirty million (30,000,000) shares, divided into:

          (a) Twenty Million (20,000,000) shares of common stock, with no par value (sometimes collectively referred to hereinafter as the "Common Stock"); and

          (b) Ten Million (10,000,000) shares of undesignated stock; all of such shares shall have the relative rights, preferences, and limitations required by applicable law and as set forth in this certificate of incorporation.

          Section 1. Authority to Divide Shares into Classes and Series. The Board of Directors of the corporation is hereby expressly authorized to amend the certificate of incorporation to divide the undesignated shares of the corporation into one or more classes of common or preferred stock, and to further divide any of those or any existing classes into series, and to determine the designation, the number, and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of those classes or series, as the case may be. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to, determining the following:

          (a) the designation of such class or series, the number of shares to constitute such class or series and the stated value if different from the par value thereof;

          (b) whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

          (c) the dividends, if any, payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of common or preferred stock, as the case may be;

          (d) whether the shares of such class or series shall be subject to redemption either by the corporation or the holders thereof, and, if so, the times, prices and other conditions of such redemption;

          (e) the amount or amounts payable to the holders of shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the corporation;

          (f) whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and the manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such class or series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

          (g) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of common or preferred stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

          (h) the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the corporation of, shares of stock of any other class or any other series of common or preferred stock;

          (i) the conditions or restrictions, if any, upon the creation of indebtedness of the corporation or upon the issuance of any additional stock, including additional shares of such class or series or of any other class or series of common or preferred stock; and

          (j)  any  other  powers,  preferences  and  relative,   participating,
optional and other specific rights, and any qualifications, limitations and restrictions thereof.

          The powers, preferences and relative, participating, optional and other special rights of each class or series of common or preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes or series of common or preferred stock, as the case may be, at any time outstanding. All shares of any one series of common or preferred stock and all shares of any one class of common or preferred stock unless that class is divided into series, shall be identical in all respects with all other shares of such series or class, as applicable, except that shares of any one series or class, as the case may be, issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

          Section 2. Authority to Change Designation, Number, etc. The Board of Directors of the corporation is hereby expressly authorized to amend the certificate of incorporation to change the designation, the number, and the powers, preferences, rights, qualifications, limitations and restrictions relating to any authorized but unissued shares of stock.

                                   ARTICLE IV
                          Registered Office and Agent

          The address of the corporation's current registered office is c/o Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey 07068; the name of the corporation's current registered agent at that address is Alan Wovsaniker, Esq.

                                    ARTICLE V
                           Current Board of Directors

          The current board of directors consists of two persons whose names and addresses are as follows:

                                    Peter  McLaughlin
                                    Paragon Towers
                                    2332 Needham Street
                                    Newton, MA 02164

                                    Joel Cartun
                                    c/o Comvestrix Corp.
                                    1100 Valley Brook Avenue
                                    Lyndhurst, NJ  07071

                                   ARTICLE VI
                                 Indemnification

          Every person who is or was a director or officer of the corporation shall be indemnified by the corporation to the fullest extent allowed by law, including the indemnification permitted by N.J.S. 14A:3-5(8), against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or of serving or having served in any capacity with any other enterprise at the request of the corporation, whether or not that person is a director or officer or continues to serve the other enterprise at the time the liabilities or expenses are imposed or incurred. During the pendency of any such proceeding, the corporation shall, to the fullest extent permitted by law, promptly advance expenses that are incurred, from time to time, by a director or officer in connection with the proceeding, subject to the receipt by the corporation of an undertaking as required by law.

                                   ARTICLE VII
                   Personal Liability of Directors or Officers

          A director or an officer of the corporation shall not be personally liable to the corporation or its shareholders for the breach of any duty owed to the corporation or its shareholders except to the extent that an exemption from personal liability is not permitted by the New Jersey Business Corporation Act.


          IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of this 14th day of March, 1997.


                                   VESTCOM INTERNATIONAL, INC.


                                   By: /s/ Joel Cartun
                                       __________________________________
                                       Joel Cartun, President

                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           VESTCOM INTERNATIONAL, INC.
                               Dated: July 9, 1997


          THE   UNDERSIGNED,   certifies  that  it  has  adopted  the  following
Certificate of Amendment to the Certificate of Incorporation in accordance with N.J.S. 14A:7-2:

          1. The name of the corporation is Vestcom International, Inc.;

          2. The resolutions of the board required by N.J.S. 14A:7-2(3) are annexed hereto as Exhibit 1;

          3. The annexed resolutions were duly adopted by the board on July 8, 1997;

          4. The Certificate of Incorporation is amended so that the designation and number of shares of each class and series acted upon in the annexed resolutions, and the relative rights, preferences and limitations of each such class and series, are as stated in the annexed resolutions.

          5. This Certificate of Amendment to the Certificate of Incorporation shall be effective upon filing. IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.


                                   VESTCOM INTERNATIONAL, INC.


                                   By:/s/Joel Cartun, President
                                      _________________________
                                      Joel Cartun, President

                                    EXHIBIT 1
                                     TO THE
                           CERTIFICATE OF AMENDMENT TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           VESTCOM INTERNATIONAL, INC.


                                UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           VESTCOM INTERNATIONAL, INC.

                            Dated as of: July 8, 1997


          WHEREAS, in accordance with the terms of the proposed acquisitions (the "Acquisitions") by Vestcom International, Inc., a New Jersey corporation (the "Corporation") of Electronic Imaging Services, Inc., a Delaware corporation ("EIS"), LIRPACO, Inc., a New Brunswick, Canada corporation ("LIRPACO") and Image Printing Systems, Inc., a Wisconsin corporation ("IPS", EIS, LIRPACO and IPS are sometimes collectively referred to hereinafter as the "Acquired Companies"), certain stockholders of each of the Acquired Companies are to receive different classes of shares of preferred stock of the Corporation, which shares have not heretofore been designated; and

          WHEREAS, the Board of Directors is authorized by the Corporation's Certificate of Incorporation to designate classes and series of the Corporation's stock out of the non-issued pool of undesignated stock of the Corporation; and

          WHEREAS, the Board of Directors deems it in the Corporation's best interest to designate the requisite classes and series of preferred stock, in such amounts and with such rights, preferences and limitations as set forth on Exhibit A annexed hereto and made a part hereof, as may be necessary to deliver to certain of the stockholders of the Acquired Companies in connection with the Acquisitions, and to authorize the taking of various actions related thereto;

          NOW, THEREFORE, the undersigned, being all of the members of the Board of Directors of the Corporation, hereby approve the adoption of the following resolutions:

          RESOLVED, that two hundred (200) shares of the undesignated shares of stock of the Corporation heretofore existing, be, and hereby are, designated as a class of preferred stock known as "Class A Convertible Preferred Stock," which class shall be divided into two series each of which shall contain one hundred
(100) shares, which series shall be known as "Class A Series I Convertible Preferred Stock" and "Class A Series II Convertible Preferred Stock," respectively, each with the relative rights, preferences and limitations set forth in Sections 1 and 2, respectively, of Exhibit A; and further

          RESOLVED, that one (1) share of the undesignated shares of stock of the Corporation heretofore existing be, and hereby is, designated as a class of preferred stock known as "Class B Preferred Stock," with the relative rights, preferences and limitations set forth in Section 3 of Exhibit A; and further

          RESOLVED, that one hundred (100) shares of the undesignated shares of stock of the Corporation heretofore existing be, and hereby are, designated as a class of preferred stock known as "Class C Convertible Preferred Stock," with the relative rights, preferences and limitations set forth in Section 4 of Exhibit A; and further

          RESOLVED, that Joel Cartun, Peter McLaughlin and Leslie Abcug (collectively, the "Authorized Officers") be, and each of them hereby is, authorized and directed, as necessary, to execute and cause to be filed with the Secretary of State of New Jersey, a Certificate of Amendment to the Certificate of Incorporation of the Corporation, in accordance with N.J.S. 14A-7-2(4), relating to the designation of the shares of preferred stock of the Corporation as described in the foregoing resolutions, with such changes, modifications or amendments as such Authorized Officers or any of them deems necessary or advisable and shall approve, such approval to be conclusively evidenced by his or their execution thereof; and further

          RESOLVED, that upon consummation of the respective Agreements and Plans of Reorganization with EIS and IPS, and the Share Purchase Agreement with LIRPACO, the shares of Class A Convertible Preferred Stock, Class B Preferred Stock and Class C Convertible Preferred Stock shall be issued as set forth in such agreements; and further

          RESOLVED, that any and all actions relating to the subject matter of these resolutions taken by any of the directors or officers (Authorized Officers or otherwise) of the Corporation prior to the date of these resolutions be, and hereby are, ratified, confirmed and approved in all respects; and further

         RESOLVED, that each of the Authorized Officers be, and hereby is, authorized and directed, in the name and on behalf of the Corporation, to do or cause to be done all such further acts and things and to execute, deliver and seal such other documents, agreements, instruments, undertakings or certificates and incur such fees and expenses, as any of them may deem necessary or advisable to carry into effect or implement the purpose and intent of the foregoing resolutions.

          IN WITNESS WHEREOF, the undersigned, being all of the directors of the Corporation, have executed this consent as of the date first above written.


                                             /s/ Joel Cartun
                                            ____________________________________
                                            Joel Cartun


                                            /s/Peter J. McLaughlin
                                            ____________________________________
                                            Peter J. McLaughlin

                                    EXHIBIT A
                                     TO THE
                                UNANIMOUS CONSENT
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                           VESTCOM INTERNATIONAL, INC.


          Section 1. Class A Series I Convertible Preferred Stock. The Class A Series I Convertible Preferred Stock (referred to hereinafter as the "Series I Convertible Preferred Stock") shall have the relative rights, preferences and limitations set forth in this Section 1:


          Paragraph 1. Voting Rights. The holders of Series I Convertible Preferred Stock shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation, except as required by the New Jersey Business Corporation Act and except that this Section 1 shall not be amended without the consent of the holders of a majority in interest of the Series I Convertible Preferred Stock.

          Paragraph 2. Dividends. The holders of the Series I Convertible Preferred Stock shall not be entitled to receive any dividends in respect of their shares of Series I Convertible Preferred Stock.

          Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of Series I Convertible Preferred Stock shall have the right to receive Ten Cents ($0.10) for each share, and no more (the "Series I Convertible Preferred Distribution") prior to the rights of the holders of common stock of the Corporation (hereinafter referred to as the "Common Stock"). If the assets of the Corporation are not sufficient to pay the full amount of the Preferred Distributions (as defined in Section 3 hereof) to all preferred shareholders of the Corporation, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Corporation shall be distributed among the holders of Common Stock ratably, according to the number of shares of Common Stock held by each shareholder.

          Paragraph 4. Redemption of Preferred Shares.

          (a) On or after one hundred fifty (150) days after the last day of the Series I Earnout Period (as defined below), the Corporation may elect to redeem all of the outstanding shares of the Series I Convertible Preferred Stock by paying for each share Ten Cents ($0.10), and no more.

          (b) Notice of the Corporation's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Series I Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

          (c) The holders of the Series I Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment therefor, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust company or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

          Paragraph 5. Conversion Rights.

          (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Series I Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of Common Stock equal to the Series I Conversion Factor (as defined below), up to a maximum equal to three hundred thirty-two thousand three hundred seven (332,307) shares. Each share of the Series I Convertible Preferred Stock shall be convertible into one one-hundredth (1/100th) of the foregoing number of shares.

               (i) On or before ninety (90) days after the end of the Series I Earnout Period, the Corporation's independent public accountants shall determine the net income before taxes of Electronic Imaging Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Corporation at the date of issuance of the Series I Convertible Preferred Stock ("EIS"), for the Series I Earnout Period, computed in accordance with generally accepted accounting principles, except that: (u) no interest will be charged to EIS for such year except for interest on equipment acquired by EIS on or after the first day of the Earnout Period (as defined below); (v) all management and administrative charges of the Corporation to EIS and corporate overhead expenses allocated to EIS by the Corporation will be excluded from the calculation unless otherwise mutually agreed upon in advance, except to the extent that the Corporation has assumed an expense historically incurred by EIS (i.e., if the Corporation pays for employee health benefits, EIS' allocable portion of such expenses shall not be excluded); (w) certain operating expenses incurred by EIS prior to the Consummation Date (as defined below), which will not be incurred by either EIS or the Corporation after the Consummation Date, as mutually agreed upon in advance, but specifically including the salaries paid to E.V. Ellison and Jim Strawn, will be excluded from the calculations, (x) the same depreciation rates in effect on the day preceding the first day of the Earnout Period for equipment owned by EIS on the day preceding the first day of the Earnout Period will be used for the Earnout Period; (y) amortization of goodwill created by the acquisition of EIS by the Corporation shall be excluded; and (z) if the compensation of the senior executives of EIS and all subsidiaries of the Corporation acquired on the same date as EIS are increased above the levels in effect at such acquisition date, the amount of the increase shall be excluded. ("Adjusted EBT of EIS"). Intercompany transactions (i.e., transactions between EIS and any other subsidiary of the Corporation) shall be accounted for consistently with the Corporation's general accounting policies.

               (ii) The "Earnout Period" shall be the twenty-four (24) month period beginning on the first day of the fiscal quarter within which the Consummation Date (as defined in sub-paragraph (a)(v) below) occurs. The "Series I Earnout Period" shall be the twelve (12) month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs and the "Series II Earnout Period" shall be the twelve (12) month period beginning on the day after the last day of the Series I Earnout Period.

               (iii) The "Series I Conversion Factor" shall be equal to the quotient of: (x) the 1998 EBT Multiple (as defined below) multiplied by seventy-two percent (72%); divided by (y) thirteen dollars ($13.00) (the "IPO Price"); then (z) rounded to the lowest whole number. The "1998 EBT Multiple" shall be computed as follows: (a) Adjusted EBT of EIS for the Series I Earnout Period minus Three Hundred Thousand Dollars ($300,000); multiplied by (b) three
(3).

               (iv) All determinations by the Corporation's independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

               (v) As used in Sections 1 and 2, the term "Consummation Date" shall have the meaning ascribed to it in that certain Agreement and Plan of Reorganization, dated as of February 28, 1997, by and among the Corporation, Electronic Imaging Acquisition Corp., EIS and the Stockholders named therein.

          (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a)(i) above, the conversion right granted in this
Section 1 may be exercised by the holder or holders of the Series I Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Series I Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are being delivered for conversion into shares of Common Stock. The share certificate(s) shall be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Series I Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificates and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be the holder of the number of shares of Common Stock which the shares of Series I Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Series I Convertible Preferred Stock have been converted.

          (c) The number and type of shares into which each share of Series I Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

               (i) any stock  dividends  issued  to the  holders  of the  Common
Stock;

               (ii) any stock divisions or stock combinations of the Common Stock; and

               (iii) shares issued in exchange for Common Stock in connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Series I Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Series I Convertible Preferred Stock of its calculation of the adjustment.

          (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Series I Convertible Preferred Stock.

          Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Series I Convertible Preferred Stock as herein provided, the shares of Series I Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

          Section 2. Class A Series II Convertible Preferred Stock. The Class A Series II Convertible Preferred Stock (referred to hereinafter as the "Series II Convertible Preferred Stock") shall have the relative rights, preferences and limitations set forth in this Section 2:

          Paragraph 1. Voting Rights. The holders of Series II Convertible Preferred Stock shall not be entitled to vote on any matters to be voted upon by the shareholders of the Corporation, except as required by the New Jersey Business Corporation Act and except that this Section 2 shall not be amended without the consent of a majority of the holders in interest of the Series II Convertible Preferred Stock.

          Paragraph 2. Dividends. The holders of the Series II Convertible Preferred Stock shall not be entitled to receive any dividends in respect of their shares of Series II Convertible Preferred Stock.

          Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the Series II Convertible Preferred Stock shall have the right to receive Ten Cents ($0.10) for each share, and no more (the "Series II Convertible Preferred Distribution") prior to the rights of the holders of Common Stock. If the assets of the Corporation are not sufficient to pay the full amount of the Preferred Distributions (as defined in Section 3 hereof) to all preferred shareholders of the Corporation, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Corporation shall be distributed among the holders of Common Stock ratably, according to the number of shares of Common Stock held by each shareholder.

          Paragraph 4. Redemption of Preferred Shares.

          (a) On or after one hundred fifty (150) days after the end of the Series II Earnout Period, the Corporation may elect to redeem all or any number of the outstanding shares of the Series II Convertible Preferred Stock by paying for each share Ten Cents ($0.10), and no more.

          (b) Notice of the Corporation's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Series II Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

          (c) The holders of the Series II Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust company or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

          Paragraph 5. Conversion Rights.

          (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Series II Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of Common Stock equal to the Series II Conversion Factor, up to a maximum of three hundred thirty-two thousand three hundred seven (332,307) shares minus the Series I Conversion Factor. Each share of the Series II Convertible Preferred Stock shall be convertible into one-one hundredth (1/100th) of the foregoing number of shares.

               (i) On or before ninety (90) days after the end of the Series II Earnout Period, the Corporation's independent public accountants shall determine the Adjusted EBT of EIS for the Series II Earnout Period in accordance with the procedures of Section 1, Paragraph 5(a) above.

               (ii) Subject to clause (iii) below, the "Series II Conversion Factor" shall be equal to the quotient of (x) the product of the 1999 EBT Multiple multiplied by seventy-two percent (72%); divided by (y) the 1999 Share Price; then (z) rounded to the lowest whole number. The "1999 EBT Multiple" shall be computed as follows: (a) Adjusted EBT of EIS for the Series II Earnout Period minus Three Hundred Thousand Dollars ($300,000); multiplied by (b) three
(3). The "1999 Share Price" shall be computed as follows:

                    (A) if the fair market value of the Common Stock on the last day of the Series I Earnout Period is equal to or less than the product of one hundred fifty percent (150%) multiplied by the IPO Price, then the "1999 Share Price" shall equal the IPO Price; or

                    (B) if the fair market value of the Common Stock on the last day of the Series I Earnout Period is more than the product of one hundred fifty percent (150%) multiplied by the IPO Price, then the "1999 Share Price" shall be computed as follows: (x) the IPO Price multiplied by (y) a fraction, the numerator of which is the fair market value of the Common Stock on the last day of the Series I Earnout Period and the denominator of which is the product of one hundred fifty percent (150%) multiplied by the IPO Price.

               (iii) Notwithstanding the foregoing, if the Adjusted EBT of EIS for the Series II Earnout Period does not exceed Eight Hundred Eighty-Two Thousand Dollars ($882,000) or does not exceed the Adjusted EBT of EIS for the Series I Earnout Period, then, at the option of the Corporation, the "Series II Conversion Factor" shall equal the quotient of the 1999 EBT Multiple divided by the fair market value of the Common Stock on the last day of the Series I Earnout Period.

               (iv) All determinations by the Corporation's independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

               (v) As used herein, the term "fair market value of the Common Stock" means the closing price of the Common Stock on the date specified on its principal trading market, or if such date is not a trading day of the securities exchange or national quotation system on which the Common Stock is then traded, then the first trading day on such exchange or system thereafter.

          (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a) above, the conversion right granted in this
Section 2 may be exercised by the holders or holder of Series II Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Series II Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are delivered for conversion into shares of Common Stock. The share certificate(s) shall be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Series II Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificate(s) and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be holder of the number of shares of Common Stock which the shares of Series II Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Series II Convertible Preferred Stock have been converted.

          (c) The number and type of shares into which each share of Series II Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

               (i) any stock  dividends  issued  to the  holders  of the  Common
Stock;

               (ii) any stock divisions or stock combinations of the Common Stock; and

               (iii) shares issued in exchange for Common Stock in connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Series II Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Series II Convertible Preferred Stock of its calculation of the adjustment.

          (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Series II Convertible Preferred Stock.

          Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Series II Convertible Preferred Stock as herein provided, the shares of Series II Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

          Section 3. Class B Preferred Stock. The Class B Preferred Stock shall have the relative rights, preferences, and limitations set forth in this Section 3:

          Paragraph 1. Voting Rights. The holder of Class B Preferred Stock shall be entitled to vote on all matters to be voted upon by the shareholders of the Corporation, and the holder of Class B Preferred Stock shall be entitled to that number of votes equal to the number of Dividend Access Shares then owned or held legally or beneficially by, or held in trust for, Howard April and Leonard April or their respective assignees. The holder of the Class B Preferred Stock may cast all of such votes in the same manner or in different manners on any particular matter, or not at all. As used herein, "Dividend Access Shares" means the Dividend Access Shares of 504087 N.B. Inc., an entity formed under the laws of New Brunswick, Canada ("NEWCO"), having the rights, privileges, restrictions and conditions set forth in the Articles of NEWCO.

          Paragraph 2. Dividends. The holder of the Class B Preferred Stock shall not be entitled to receive any dividends in respect of the Class B Preferred Stock.

          Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, the holder of Class B Preferred Stock shall have the right to receive Ten Cents ($0.10) in the aggregate for such stock (the "Class B Preferred Distribution", the Series I Convertible Preferred Distribution, the Series II Convertible Preferred Distribution and the Class B Preferred Distribution, may sometimes be collectively referred to as the "Preferred Distributions") prior to the right of the holders of Common Stock. If the assets of the Corporation are not sufficient to pay the full amount of the Preferred Distributions to all preferred shareholders of the Corporation, the assets shall be distributed ratably among all of the preferred shareholders, according to the number of preferred shares held by each. After the Preferred Distributions have been made to the preferred shareholders, the remaining assets of the Corporation shall be distributed among the common shareholders ratably, according to the number of shares of Common Stock held by each shareholder.

          Paragraph 4. Redemption of Preferred Shares.

          (a) On the date for the Automatic Redemption by NEWCO of the Dividend Access Shares owned or held legally or beneficially by, or held in trust for, Howard April and Leonard April or their respective assignees, as defined in and pursuant to Article 7 of the share provisions of NEWCO, the Corporation shall redeem the Class B Preferred Stock by paying for such share Ten Cents ($0.10), in the aggregate, and no more.

          (b) Notice of the Corporation's election to redeem shall be mailed, not less than thirty (30) days prior to the specified redemption date, to the holder of Class B Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

          (c) The holder of the Class B Preferred Stock which has been called for redemption shall not have any rights as a shareholder on and after the specified redemption date, regardless of whether he or she has surrendered his or her share certificate(s) and received payment, except for the right to receive the redemption price, without interest, upon surrender of the applicable share certificate(s), provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust company or the Corporation's transfer agent in Canada or the United States with irrevocable instructions and authority to pay the redemption price to the shareholder upon surrender of the appropriate share certificate(s) duly endorsed to the Corporation.

          Paragraph 5. Reclassification Upon or Redemption. Upon redemption of the Class B Preferred Stock as herein provided, the share of Class B Preferred Stock so redeemed shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.

          Section  4.  Class  C  Convertible   Preferred   Stock.  The  Class  C
Convertible Preferred Stock shall have the relative rights, preferences and limitations set forth in this Section 4:

          Paragraph 1. Voting Rights. The holders of Class C Convertible Preferred Stock shall be entitled to vote on all matters to be voted upon by the shareholders of the Corporation together with the holders of the Common Stock, as though all of such holders were in one and the same class. The holders of Class C Convertible Preferred Stock shall be entitled, in the aggregate, to that number of votes equal to the quotient (rounded to the lowest whole number) of Two Million Dollars ($2,000,000) divided by the IPO Price (the "Base Amount"). Each holder of the Class C Convertible Preferred Stock must cast all of his or her votes in the same manner on any particular matter, or not at all. Each share of Class C Convertible Preferred Stock shall be entitled to one one-hundredth (1/100th) of the foregoing aggregate number of votes.

          Paragraph 2. Dividends. The holders of the Class C Convertible Preferred Stock shall be entitled to receive dividends in respect of their shares of Class C Convertible Preferred Stock pari passu with the holders of the Common Stock, as though the holders of the Class C Convertible Preferred Stock owned of record, in the aggregate, that number of shares of Common Stock equal to the Base Amount; the amount of such dividends, in the aggregate, being referred to as the "Aggregate Dividend Amount." Each holder of Class C Convertible Preferred Stock shall be entitled to receive dividends for each one of his or her shares of Class C Convertible Preferred Stock, in an amount equal to one one-hundredth (1/100th) of such Aggregate Dividend Amount.

          Paragraph 3. Liquidation, Dissolution, or Winding-Up. Upon the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after the Preferred Distributions (as defined in Section 3 hereof) have been made to the preferred shareholders, the holders of Class C Convertible Preferred Stock shall have the right to participate in the distribution of the remaining assets of the Corporation ratably (and no more) with the holders of the Common Stock, as though they owned of record, in the aggregate, that number of shares of Common Stock equal to the Base Amount; the amount of such distribution, in the aggregate, being referred to as the Aggregate Liquidation Distribution Amount. Each holder of Class C Convertible Preferred Stock shall be entitled to receive a distribution for each one of his or her shares of Class C Convertible Preferred Stock in an amount equal to one one-hundredth (1/100th) of such Aggregate Liquidation Distribution Amount.

          Paragraph 4. Redemption of Preferred Shares.

          (a) On or after one hundred fifty (150) days from the end of the Class C Earnout Period (as defined in paragraph 5(a)(ii), below), the Corporation may elect to redeem all of the then outstanding shares of the Class C Convertible Preferred Stock, by paying for each share Ten Cents ($0.10), and no more.

          (b) Notice of the Corporation's election to redeem all of the then outstanding shares of the Class C Convertible Preferred Stock shall be mailed, not less than thirty (30) days prior to the specified redemption date, to each holder of Class C Convertible Preferred Stock that is to be redeemed at the shareholder's address as it appears on the books and records of the Corporation. The notice shall specify the date of redemption, the amount payable per share, and a statement of the shareholder's rights on and after the specified redemption date.

          (c) The holders of the Class C Convertible Preferred Stock which have been called for redemption shall not have any rights as shareholders on and after the specified redemption date, regardless of whether they have surrendered their share certificates and received payment therefor, except for the right to receive the redemption price, without interest, upon surrender of their share certificates, provided that on or before the specified redemption date the Corporation has deposited the funds necessary for redemption with a bank, trust company or the Corporation's transfer agent with irrevocable instructions and authority to pay the redemption price to the shareholders upon surrender of the appropriate share certificates duly endorsed to the Corporation.

          Paragraph 5. Conversion Rights.

          (a) Subject to all of the provisions of this Paragraph 5, the one hundred (100) shares of Class C Convertible Preferred Stock shall be convertible, at the option of the holder or holders thereof, into that whole number of shares of Common Stock equal to the Class C Conversion Factor, up to a maximum of two hundred ninety-two thousand three hundred seven (292,307) (the "Class C Conversion Ceiling"). Each share of the Class C Convertible Preferred Stock shall be convertible into one one-hundredth (1/100th) of the foregoing number of shares. Notwithstanding anything herein to the contrary, if: (i) the Adjusted EBT of IPS (as defined in sub-paragraph (a)(i), below) is greater than or equal to One Million Four Hundred Sixteen Thousand Six Hundred Sixty-Seven Dollars ($1,416,667), then the Class C Conversion Factor shall equal the Class C Conversion Ceiling; or (ii) the Adjusted EBT of IPS is less than Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($666,667), then the Class C Conversion Factor shall equal zero.

               (i) On or before ninety (90) days after the end of the Class C Earnout Period, the Corporation's independent public accountants shall determine the net income before taxes of Image Printing Systems, Inc., a Wisconsin corporation and a wholly-owned subsidiary of the Corporation at the date of issuance of the Class C Convertible Preferred Stock ("IPS"), for the Class C Earnout Period, computed in accordance with generally accepted accounting principles, except that: (x) no interest will be charged to IPS for such year except for interest on equipment acquired by IPS on or after the first day of the Class C Earnout Period; and (y) all management and administrative charges of the Corporation to IPS and corporate overhead expenses allocated to IPS by the Corporation will be excluded from the calculation unless otherwise mutually agreed upon in advance, except to the extent that the Corporation has assumed an expense historically incurred by IPS (i.e., if the Corporation pays for employee health benefits, IPS' allocable portion of such expenses shall be included) ("Adjusted EBT of IPS"). Intercompany transactions (i.e., transactions between IPS and any other subsidiary of the Corporation) shall be accounted for consistently with the Corporation's general accounting policies.

               (ii) The "Class C Earnout Period" shall be the twelve (12) consecutive month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs (as defined in sub-paragraph (a)(v) below), unless the Corporation receives the Date Change Notice (as defined below) on or before the Closing Date (as that term is defined in the IPS Merger Agreement, as defined in sub-paragraph (a)(v) below), in which case the "Class C Earnout Period" shall be the twelve (12) consecutive month period beginning on April 1, 1997 and ending on March 31, 1998 (the "April Earnout Period"), as indicated in the Date Change Notice. If the closing of the transactions contemplated by the IPS Merger Agreement does not occur on or prior to June 30, 1997, then the holders of the Class C Convertible Preferred Stock may elect, at their option, to change the Class C Earnout Period to the April Earnout Period by sending a written notice (the "Date Change Notice") signed by both of the holders of the Class C Convertible Preferred Stock, to the Corporation's secretary, at its principal place of business, which is received on or before the Closing Date, specifying that the April Earnout Period shall apply. Time is of the essence in respect of the Date Change Notice; such that if the Date Change Notice is not received by the Corporation's secretary on or before the Closing Date, then the Class C Earnout Period shall be the twelve (12) consecutive month period beginning on the first day of the fiscal quarter within which the Consummation Date occurs.

               (iii) The "Class C Conversion Factor" shall be calculated as follows:

                    (A) If the Adjusted EBT of IPS is exactly equal to One Million Dollars ($1,000,000), then the "Class C Conversion Factor" shall equal the Base Amount.

                    (B) If the Adjusted EBT of IPS is greater than One Million Dollars ($1,000,000) but less than One Million Four Hundred Sixteen Thousand Six Hundred Sixty-Seven Dollars ($1,416,667), then the "Class C Conversion Factor" shall equal the Base Amount plus the quotient (rounded to the lowest whole number) of (x) the product of the EBT Multiple (as defined in this clause (B)) multiplied by seventy-two percent (72%); divided by (y) the IPO Price. The "EBT Multiple" shall equal the product of (i) the Adjusted EBT of IPS minus One Million Dollars ($1,000,000); multiplied by (ii) six (6).

                    (C) If the Adjusted EBT of IPS is less than One Million Dollars ($1,000,000), then the "Class C Conversion Factor" shall equal the greater of zero or the difference of the Base Amount minus the quotient (rounded to the lowest whole number) of the EBT Multiple (as defined in this clause (C)) divided by the IPO Price. The "EBT Multiple" shall equal the product of (i) One Million Dollars ($1,000,000) minus the Adjusted EBT of IPS; multiplied by (ii) six (6).

               (iv) All determinations by the Corporation's independent public accountants hereunder, including, but not limited to, determinations as to the number of shares to be issued upon conversion, if any, shall be final and binding absent manifest error.

               (v) As used in this Section 4, the term "Consummation Date" shall have the meaning ascribed to it in that certain Agreement and Plan of Reorganization, dated as of February 28, 1997, by and among the Corporation, Image Printing Acquisition Corp., IPS and the holders of the Class C Convertible Preferred Stock, hereinafter referred to as the "IPS Merger Agreement"

          (b) During the thirty (30) day period after the determination made in accordance with sub-paragraph (a)(i) above, the conversion right granted in this Paragraph 5 may be exercised by the holder or holders of the Class C Convertible Preferred Stock delivering the certificate(s) evidencing all of such holder's shares of Class C Convertible Preferred Stock to the Corporation together with a written notice stating that all of such shares are being delivered for conversion into shares of Common Stock. The share certificate(s) must be endorsed to the Corporation by the holder or holders thereof, and the notice and the share certificate(s) must be delivered to the attention of the secretary of the Corporation at its principal business office or to the transfer agent of the Corporation at its place of business. The shares of Class C Convertible Preferred Stock shall be deemed to have been converted upon receipt of the endorsed share certificates and the notice of conversion by the secretary or the transfer agent, and such holder shall thereupon be deemed to be the holder of the number of shares of Common Stock which the shares of Class C Convertible Preferred Stock are convertible into on the Corporation's books and records. As soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to the holder of the converted shares, at that holder's address as it appears on the Corporation's books and records, a share certificate or certificates, registered in the name of such holder, for the number of shares of the Common Stock into which the shares of Class C Convertible Preferred Stock have been converted.

          (c) The number and type of shares into which each share of Class C Convertible Preferred Stock is convertible shall be equitably adjusted to reflect:

               (i) any stock  dividends  issued  to the  holders  of the  Common
Stock;

               (ii) any stock divisions or stock combinations of the Common Stock; and

               (iii) shares issued in exchange for Common Stock in connection with any merger, consolidation, recapitalization, reorganization or any other capital changes affecting the number of outstanding shares of Common Stock or causing the conversion or exchange of shares of Common Stock into shares of another class or series so as to cause the holders of shares of Class C Convertible Preferred Stock to receive the same number of shares of Common Stock they would have received if they had been holding shares of Common Stock at the time of the stock dividend, stock split or combination, merger, consolidation, recapitalization or reorganization, or other capital change. Following the occurrence of any event which gives rise to such an adjustment, the Corporation shall notify the holders of shares of Class C Convertible Preferred Stock of its calculation of the adjustment.

          (d) The Corporation shall reserve a sufficient number of shares of Common Stock to satisfy the conversion rights of the Class C Convertible Preferred Stock.

          Paragraph 6. Reclassification Upon Conversion or Redemption. Upon conversion or redemption of the Class C Convertible Preferred Stock as herein provided, the shares of Class C Convertible Preferred Stock so converted or redeemed, as the case may be, shall thereupon be reclassified as undesignated stock of the Corporation, and may be issued again, in whole or in part, from time to time, as and when determined by the Board of Directors, with such rights, preferences and limitations as the Board of Directors shall at that time determine in accordance with the Certificate of Incorporation, as the same may be amended from time to time, and applicable law.